UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2020
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 22, 2020, Valvoline Inc. (“Valvoline”) closed its previously announced notes offering (the “Offering”) of $400 million aggregate principal amount of its 4.375% senior notes due 2025 (the “Notes”), conducted as an add-on to its existing issue in such series of $400 million (the “Existing 2025 Notes”). The Notes will have the same terms as the Existing 2025 Notes, except that the Existing 2025 Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain transfer restrictions, registration rights and additional interest provisions that will apply to the Notes do not apply to the Existing 2025 Notes. The Notes are unsecured obligations of Valvoline and are guaranteed on an unsubordinated unsecured basis by each of Valvoline’s subsidiaries that guarantees Valvoline’s obligations under its existing senior secured credit facilities (together, the “Subsidiary Guarantors”). Valvoline intends to use all of the net proceeds from this offering to repay borrowings under its senior secured revolving credit facility.

The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued under the indenture dated as of August 8, 2017 (the “Indenture”), among Valvoline, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal, premium, if any, and accrued but unpaid interest on the Notes. Such events of default include non-payment of principal and interest, non-performance of covenants and obligations, default on other material debt, and bankruptcy or insolvency. If a change of control repurchase event as described in the Indenture occurs, Valvoline may be required to offer to purchase the Notes from the holders thereof. The Notes issued under the Indenture may be redeemed at the option of Valvoline at any time prior to their maturity in the manner specified in the Indenture.

On May 22, 2020, in connection with the Offering, Valvoline, the Subsidiary Guarantors and BofA Securities, Inc., as representative of the several initial purchasers of the Notes, entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Valvoline and the Subsidiary Guarantors have agreed, among other things, and subject to certain restrictions and conditions, to file a registration statement under the Securities Act to permit either the exchange of the Notes for registered notes having terms substantially identical to those of the Notes (except that the registered notes will not be subject to restrictions on ownership and transfer or provide for any additional interest) or, in the alternative, the registered resale of the Notes by holders of the Notes.

The Indenture and the Registration Rights Agreement are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The descriptions of the materials terms of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to these exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1
Indenture dated as of August 8, 2017, among Valvoline Inc., the guarantors thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Valvoline's Quarterly Report on Form 10-Q (File No. 001-37884) filed on August 8, 2017).

4.2*	Registration Rights Agreement dated as of May 22, 2020, among Valvoline Inc., the guarantors thereto and BofA Securities, Inc., as representative of the several initial purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: May 22, 2020	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer & Corporate Secretary

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